Exhibit (a)(1)(C)

NEWCASTLE INVESTMENT CORP.

Offer to Purchase up to

2,000,000 shares of 9.75% Series B Cumulative Redeemable Preferred Stock (CUSIP No. 65105M 20 7) 1,100,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock (CUSIP No. 65105M 30 6) and

1,500,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock (CUSIP No. 65105M 40 5)

THE TENDER OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 17, 2009, UNLESS EXTENDED OR TERMINATED BY NEWCASTLE INVESTMENT CORP. THE TERM “EXPIRATION DATE” MEANS MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 17, 2009, UNLESS WE EXTEND THE PERIOD OF TIME FOR WHICH THE TENDER OFFER IS OPEN, IN WHICH CASE THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AND DATE ON WHICH THE TENDER OFFER, AS SO EXTENDED, EXPIRES. TENDERS OF PREFERRED STOCK MAY BE VALIDLY WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Brokers, Dealers and Other Nominees:

Newcastle Investment Corp. (the “Company”) is offering to purchase for cash (i) up to 2,000,000 shares of the Company’s outstanding 9.75% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), (ii) up to 1,100,000 shares of the Company’s outstanding 8.05% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), and (iii) up to 1,500,000 shares of the Company’s outstanding 8.375% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series D Preferred Stock,” and, together with Series B Preferred Stock and Series C Preferred Stock, the “Preferred Stock”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 18, 2009 (the “Offer to Purchase”) and in the related Letters of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, collectively constitute the “Tender Offer”).

If, at the expiration of the Tender Offer, more than 2,000,000 shares of Series B Preferred Stock, 1,100,000 shares of Series C Preferred Stock or 1,500,000 shares of Series D Preferred Stock, respectively, have been validly tendered and not withdrawn, and all other conditions are satisfied or waived, the Company will purchase 2,000,000 shares of Series B Preferred Stock, 1,100,000 shares of Series C Preferred Stock or 1,500,000 shares of Series D Preferred Stock, as the case may be, on a pro rata basis from all tendering holders of such series, disregarding fractions, according to the number of shares of such series tendered by each holder.

The Tender Offer is subject to certain conditions, including there being validly tendered and not withdrawn at least 2,135,000 shares of Preferred Stock in the aggregate for all three series. If the Company does not satisfy certain distribution requirements at the Expiration Date, then the Tender Offer will be terminated and the Company will not be obligated to purchase any Preferred Stock. See “The Tender Offer—Conditions to the Tender Offer” in the Offer to Purchase.

In connection with the Tender Offer, please forward copies of the enclosed materials to your clients for whom you hold Preferred Stock registered in your name or in the name of your nominee. For your information and for forwarding to your clients, we are enclosing the following documents:

1.	Offer to Purchase, dated November 18, 2009;

2.	a Letter of Transmittal for each series of Preferred Stock for your use and for the information of your clients, together with a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to U.S. federal income tax backup withholding; and

3.	a printed form of letter that may be sent to your clients for whose accounts you hold shares of Preferred Stock registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Tender Offer.

DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.

WE RECOMMEND THAT YOU CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS.

If the Tender Offer is successfully completed, the Company will pay to Soliciting Dealers (as defined below) designated by the beneficial owner of the shares of Preferred Stock which are validly tendered and accepted for purchase pursuant to the Tender Offer a solicitation fee equal to 0.5% of the aggregate value of the shares of Preferred Stock that are validly tendered and accepted for purchase, up to a maximum of $500,000 aggregate liquidation preference per holder for each series of Preferred Stock tendered. “Soliciting Dealer” includes (i) any broker or dealer in securities, including UBS Securities LLC in its capacity as dealer or broker, who is a member of any national securities exchange or of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (ii) any foreign broker or dealer not eligible for membership in FINRA who agrees to conform to the FINRA’s rules on soliciting tenders outside the United States to the same extent as if it were a FINRA member, or (iii) any bank or trust company, any of whom has solicited and obtained a tender pursuant to the Tender Offer. No such fee shall be payable to a Soliciting Dealer in respect of shares of Preferred Stock owned, directly or indirectly, in the name of such Soliciting Dealer unless such shares of Preferred Stock are being tendered for the benefit of one or more beneficial owners identified on the applicable Letter of Transmittal or on the Notice of Solicited Tenders (attached to this letter).

In order to receive a solicitation fee, the Soliciting Dealer must return a Notice of Solicited Tenders to the Information Agent prior to the Expiration Date. No solicitation fee shall be payable to a Soliciting Dealer in respect of shares of Preferred Stock (i) directly or indirectly owned by such Soliciting Dealer or (ii) registered in the name of such Soliciting Dealer unless such shares of Preferred Stock are held by such Soliciting Dealer as nominee and such shares of Preferred Stock are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or the Notice of Solicited Tenders. No solicitation fee shall be payable to the Soliciting Dealer with respect to the tender of shares of Preferred Stock by the holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer.

UBS Securities LLC is acting as Dealer Manager in connection with the Tender Offer. In its role as Dealer Manager, the Dealer Manager may contact brokers, dealers and other nominees and may provide information regarding the Tender Offer to those that they contact or persons that contact them. The Dealer Manager will receive, for these services, a reasonable and customary fee. The Company also has agreed to reimburse the Dealer Manager for reasonable out-of-pocket expenses incurred in connection with the Tender Offer, including reasonable fees and expenses of counsel, and to indemnify the Dealer Manager against certain liabilities in connection with the Tender Offer, including certain liabilities under the federal securities laws.

D.F. King & Co., Inc. is acting as Information Agent and American Stock Transfer and Trust Company, LLC is acting as Depositary in connection with the Tender Offer. The Information Agent may contact holders of Preferred Stock by mail, telephone, facsimile and personal interviews and may request brokers, dealers and other nominee stockholders to forward materials relating to the Tender Offer to beneficial owners. The Information Agent and the Depositary will each receive reasonable and customary compensation for their respective services and will be reimbursed by us for reasonable out-of-pocket expenses. The Information Agent will be indemnified against certain liabilities in connection with the Tender Offer, including certain liabilities under the federal securities laws.

The Company will not pay any fees or commissions to brokers, dealers, other nominees or other persons (other than as described above) for soliciting tenders of Preferred Stock in connection with the Tender Offer. The Company will, however, upon request, reimburse brokers, dealers and other nominees for customary clerical and mailing expenses incurred by them in forwarding materials to their customers. The Company will pay all stock transfer taxes applicable to its repurchase of Preferred Stock pursuant to the Tender Offer, subject to Instruction 8 of the Letter of Transmittal.

Soliciting Dealers should take care to ensure proper record-keeping to document their entitlement to any solicitation fee.

Any inquiries you may have with respect to the Tender Offer may be directed to the Information Agent or the Dealer Manager at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase. Beneficial owners may also contact their broker, dealer or other nominee. Any requests for additional copies of the Offer to Purchase and the Letters of Transmittal may be directed to the Information Agent.

Sincerely,

NEWCASTLE INVESTMENT CORP.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU THE AGENT OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE TENDER OFFER NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTERS OF TRANSMITTAL.

NOTICE OF SOLICITED TENDERS

NEWCASTLE INVESTMENT CORP.

With respect to the:

Offer to Purchase up to

2,000,000 shares of 9.75% Series B Cumulative Redeemable Preferred Stock (CUSIP No. 65105M 20 7)

1,100,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock (CUSIP No. 65105M 30 6) and

1,500,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock (CUSIP No. 65105M 40 5)

The Tender Offer will expire at midnight, New York City Time, on December 17, 2009 unless extended or terminated by Newcastle Investment Corp. (the “Company”)

Please deliver completed forms to:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Facsimile: (212) 809-8838

Call to Confirm:

Attn:  Elton Bagley

Telephone: (212) 493-6996

THIS FORM MUST BE DELIVERED TO THE ADDRESS, OR TRANSMITTED VIA FACSIMILE, AS SET FORTH ABOVE. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS FORM IS COMPLETED.

In order to be eligible to receive the Soliciting Dealer Fee (as defined below), a properly completed soliciting dealer form must be received by the Information Agent prior to the Expiration Date. The Company shall, in its sole discretion, determine whether a soliciting dealer has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders).

DTC PARTICIPANT NUMBER:

Beneficial Owners	Number of shares of Series B Preferred Stock Requested for Payment	Number of shares of Series C Preferred Stock Requested for Payment	Number of shares of Series D Preferred Stock Requested for Payment	VOI Ticket Number

Attach additional sheets, if necessary

The undersigned hereby represents, confirms and agrees that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Offer to Purchase (unless the undersigned is not being compensated for such solicitation), has not received any other fees or compensation in connection with the Tender Offer (except UBS Securities LLC in its role as Dealer Manager), and will provide satisfactory evidence of such entitlement upon request; (iii) in soliciting a tender, it has used no solicitation materials other than those furnished by the Company; (iv) each holder of Preferred Stock that it has solicited has received a copy of the Offer to Purchase and each amendment thereto; (v) it is either (a) a broker or dealer in securities which is a member of any national securities exchange in the United States or of FINRA or (b) a bank or trust company located in the United States; (vi) it is not an affiliate of the Company or any officer, director or 5% or greater shareholder of the Company; and (vii) no Soliciting Dealer Fee has been requested or paid with respect to Preferred Stock tendered for its own account.

Name of Firm:

Attention:

Address:

City, State, Zip Code:

Phone Number:

Taxpayer Identification:

Signature:

(Medallion Stamp Required)

SOLICITATION FEE PAYMENT INSTRUCTIONS

ISSUE CHECK TO:

Firm:

Address:
(Please Print)

Attention:

Address:
(Include Zip Code)

Phone Number (including Area Code):

Taxpayer Identification or Social Security No.

Applicable VOI Number:	Number of Shares:

If solicitation fees are to be paid to another Eligible Institution(s), please complete the following:

ISSUE CHECK TO:

Firm:

Address:
(Please Print)

Attention:

Address:
(Include Zip Code)

Phone Number (including Area Code):

Taxpayer Identification or Social Security No.

Applicable VOI Number:	Number of Shares:

NOTE: IF ADDITIONAL PAYMENT INSTRUCTIONS, PLEASE COPY AND ATTACH.